UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2013

CVS CAREMARK CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island		02895
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d): On September 24, 2013, the Board of Directors (the “Board”) of CVS Caremark Corporation (the “Corporation”) elected Nancy-Ann M. DeParle to serve on the Board.

Ms. DeParle, age 56, has more than 25 years of experience in the health care arena, and is widely considered to be one of the nation’s leading experts in health care policy, management and financing. She is currently a Partner at Consonance Capital Partners, LLC, a private equity firm focused on investing in small and mid-size health care companies.

From March 2009 to January 2013, Ms. DeParle served in the White House, first as Counselor to the President and Director of the White House Office of Health Reform, and later as Assistant to the President and Deputy Chief of Staff for Policy. In addition, from 1993 to 2000, Ms. DeParle served as the Associate Director for Health and Personnel for the White House Office of Management and Budget, and later as the Administrator of the Centers for Medicare and Medicaid Services (then known as the Health Care Financing Administration).

From 2001 to March 2009, Ms. DeParle served as a Senior Advisor with JPMorgan Partners and as a Managing Director of its successor entity, CCMP Capital, L.L.C., focusing on private equity investments in health care companies. During this period Ms. DeParle served on the boards of several health care companies, including Medco Health Solutions, Inc., Boston Scientific Corporation, DaVita Inc., Cerner Corporation, CareMore Health Plan and Legacy Hospital Partners. She also served on the Board of Trustees of the Robert Wood Johnson Foundation, the largest philanthropy in the United States devoted solely to improving the health and health care of all Americans.

Ms. DeParle has served as a fellow at Harvard’s Kennedy School and an adjunct professor at Penn’s Wharton School, and in 2013 she was a guest scholar at the Brookings Institution and a lecturer at Harvard Law School.

Ms. DeParle was determined by the Corporation’s Board to be “independent” under the Corporate Governance Rules of the New York Stock Exchange and under the Corporation’s Corporate Governance Guidelines, and was named to the Board’s Audit Committee.

Ms. DeParle’s compensation for service as a non-employee director will be consistent with that of the Corporation’s other non-employee directors, subject to proration to reflect the commencement date of her service on the Board. The Corporation’s director compensation practices are described under the caption “Director Compensation” in the Corporation’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

By:	/s/ David M. Denton
David M. Denton Executive Vice President
and Chief Financial Officer
Dated: September 25, 2013